Exhibit 10.13

CALL OPTION Agreement

THIS CALL OPTION AGREEMENT (this “Agreement”) is made as of May 29, 2015 (the “Effective Date”), by and between Sterling Construction Company, Inc., a Delaware corporation (“Seller”), and Clinton W. Myers, an individual and Clinton Charles Myers, as trustee of the Myers Family 2011 Trust dated March 17, 2011 (collectively, “Buyer”).

RECITALS

WHEREAS, as of the Effective Date, Seller owns fifty percent (50%) of the issued and outstanding limited partnership interests (the “Partnership Interest”) of Myers & Sons Construction, L.P., a California limited partnership (the “Partnership”), and collectively Buyer owns forty-nine percent (49%) of the issued and outstanding limited partnership interests of the Partnership;

WHEREAS, Seller, together with certain of its affiliates, desires to obtain a loan from Nations Fund I, Inc. (“Lender”) pursuant to that certain Loan and Security Agreement (the “Loan Agreement”) dated on or around the date hereof, and desires the Partnership to grant Nations Equipment Finance, LLC, as administrative agent and collateral agent for Lender (“Agent”), for the benefit of Lender, a security interest in certain items of equipment and other property of the Partnership pursuant to a certain Security Agreement (the “Security Agreement”) dated on or after the date hereof; and,

WHEREAS, as a material inducement for Buyer to authorize the Partnership to enter into the Security Agreement, the parties desire that Buyer shall have the ability to buy the Partnership Interest from Seller, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

AGREEMENT

1.                  CALL OPTION RIGHTS; EXERCISE; TERMINATION.

1.1              Call Option. Upon the terms and subject to the conditions set forth in this Agreement, Buyer shall have the right and option to cause Seller to sell the Partnership Interest to Buyer (the “Call Option”) for a purchase price of One Dollar ($1.00) (the “Purchase Price”) upon the occurrence of any of the following (collectively, the “Call Event”): (a) The repossession or disposition of all Collateral (as such term is defined in the Security Agreement) pursuant to Agent’s rights or remedies pursuant to the Security Agreement. (b) the dissolution or bankruptcy of Seller.

1.2              Exercise of the Call Option. Upon the occurrence of the Call Event, Buyer shall exercise the Call Option by delivery of written notice thereof together with the Purchase Price. Within five (5) business days of receipt of the Purchase Price, the Seller shall deliver to Buyer an executed written assignment of the Partnership Interest in a form reasonably acceptable to the parties. Notwithstanding the foregoing, if the Call Option is exercised pursuant to the provisions of this Agreement, such transaction shall be effective upon receipt of the Purchase Price by Seller.

1.3              Termination. This Agreement shall terminate on the first to occur of the following: (1) the written agreement of the parties; (2) the date, if any, Buyer becomes the sole partner of the Partnership; (3) the acquisition of all of the partnership interests of the Partnership by a third party.

2.                  GENERAL PROVISIONS.

2.1              Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all of the parties hereto.

2.2              Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to its rules governing conflicts of law.

2.3              Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the Effective Date.

SELLER:	BUYER:

Sterling Construction Company, Inc.

By:	Clinton Charles Myers, Trustee of the Myers Family 2011 Trust dated March 17, 2011
Paul Varello

Chief Executive Officer	Clinton W. Myers